Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of March 4, 2015

by and among

4LICENSING CORPORATION

and

THE PURCHASERS SIGNATORY HERETO

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TABLE OF CONTENTS
(continued)

		Page

4.5	Brokers or Finders	8

4.6	Organization; Good Standing; Qualification and Power	8

4.7	Authorization	9

4.8	No Consent or Approval Required	9

ARTICLE V.	OTHER AGREEMENTS	9

5.1	Reservation of Common Stock	9

5.2	Registration Rights	9

ARTICLE VI.	MISCELLANEOUS	9

6.1	Expenses	9

6.2	No Third Party Beneficiaries	10

6.3	Complete Agreement	10

6.4	Successors and Assigns	10

6.5	Counterparts	10

6.6	Press Releases and Public Announcements	10

6.7	Notices	11

6.8	Confidentiality	11

6.9	Governing Law	12

6.10	Amendments and Waivers	12

6.11	Termination	12

6.12	Headings	12

6.13	Certain Definitions	12

6.14	Incorporation of Schedules and Exhibits	15

6.15	Rules of Construction	15

6.16	Severability	15

6.17	Loss of Warrant	16

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EXHIBITS

Exhibit A	Form of Warrant

SCHEDULES

1.2(b)	Subscription Amount; Share and Warrant Amounts
3.5(a)(i)	Capitalization of the Company - Authorized Capital Stock (pre-Closing)
3.5(a)(ii)	Capitalization of the Company - Issued and Outstanding Capital Stock (pre-Closing)
3.5(b)	Outstanding Warrants, Options, Rights, Agreements, etc.
3.11	Changes
3.14	Title to Assets, Properties and Rights

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), is made as of March 4, 2015, by and among 4Licensing Corporation (the “Company”) and the purchasers signatory hereto (“Buyers”).

WHEREAS, the Company has authorized the sale to Buyers of the Shares and the Warrants;  and

WHEREAS, Buyers wish to purchase, and the Company wishes to issue and sell, the Shares and the Warrants on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Buyers hereby agree, severally and not jointly, as follows:

ARTICLE I.

PURCHASE AND SALE

1.1	The Shares and Warrants.

The Company has authorized the issuance and sale to Buyers of the Shares and the Warrants.

1.2	The Issuance and Sale of the Shares and Warrants.

(a)          The closing of the sale of the Shares and the Warrants (the “Closing”) shall take place at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio, at 10:00 a.m., Cleveland, Ohio time, on the date hereof or such other date(s) and time(s) as each of the Buyer and the Company may agree (the “Closing Date”).  At the Closing, on the terms and subject to the conditions contained herein, the Company shall issue, sell and deliver to Buyers, and Buyers shall purchase and acquire from the Company, the Shares and the Warrants, free and clear of any Liens and with no restrictions on the transfer thereof (in each case other than pursuant to the Transaction Documents and pursuant to the federal securities laws).

(b)          The (i) respective number of Shares and Warrants to be purchased by each Buyer, (ii) the amount payable by each Buyer, in the aggregate and on a per share basis, to the Company for the purchase of their respective Shares and Warrants pursuant to this Agreement (in each case, the “Subscription Amount”) and (iii) the exercise price of the Warrants are set forth in the statement attached hereto as Schedule 1.2(b).

1.3	Exemption from Registration.

(a)          The Shares, the Warrants and the Warrant Shares (a) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or other securities laws, (b) will be issued under an exemption or exemptions from registration under the Securities Act and any applicable state and other securities laws, and (c) will be restricted securities (as that term is defined in Rule 144(a)(3) promulgated under the Securities Act) and may not be resold unless such Shares, Warrants or Warrant Shares, as applicable, are registered under the Securities Act and any applicable state and other securities laws or an exemption from registration is available.

 (b)        Accordingly, the certificate(s) evidencing the Shares and the Warrant Shares shall, upon issuance, contain legends in substantially the following form (in addition to any other legends required to be placed thereon under applicable securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED,  OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE SECURITIES LAWS.

ARTICLE II.

THE CLOSING

2.1	Deliveries at the Closing.

(a)          At the Closing, the Company shall deliver to each Buyer:

(i)           each Buyer’s respective number of Shares, which may be in book-entry format;

(ii)          a Warrant registered in the name of the applicable Buyer representing such Buyer’s respective Warrants;

(iii)        a certificate of good standing in respect of the Company issued by the Secretary of State of the State of Delaware dated as of a date within five Business Days of the Closing Date; and

(iv)        a receipt evidencing receipt by the Company of the funds transferred pursuant to Section 2.1(b)(i).

(b)          At the Closing each Buyer shall deliver to the Company:

(i)           by bank wire transfer of immediately available funds to an account designated in writing by the Company, an amount in cash equal to their respective Subscription Amount; and

(ii)          a receipt evidencing receipt by such Buyer of (A) their respective Shares and (B) a Warrant registered in the name of such Buyer representing their respective Warrants.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyers as of the date hereof as follows:

3.1	Organization; Good Standing; Qualification and Power.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its assets and to carry on its business as presently being conducted, and is qualified to do business and is in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on the Company.

3.2	Authorization.

(a)          The Company has all requisite power and authority to execute and deliver the Transaction Documents and any and all instruments necessary or appropriate in order to effectuate fully the terms of each such agreement and all related transactions and to perform its obligations under each such agreement.  This Agreement has been duly authorized by all necessary corporate action of, and executed and delivered by, the Company.

(b)          The authorization, issuance, sale and delivery of the Shares and the Warrants have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration provided for herein, will be validly issued, fully paid and non-assessable.

3.3	Noncontravention.

The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby, have not and will not (a) violate any provision of the Organizational Documents of the Company, (b) violate any law to which the Company or any of its assets is subject, (c) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company is a party or by which any of the assets of the Company is bound or (d) result in the imposition of any Lien upon any of the assets of the Company which, with respect to each of the foregoing clauses, could reasonably be expected to have a Material Adverse Effect on the Company.  Other than state blue sky securities filings, the filing of a Form D with the Securities and Exchange Commission (the “SEC”), any securities filings with foreign governments or agencies or any consents that have been obtained, the Company has not been or is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity for the execution and delivery of the Transaction Documents.

3.4	Compliance with Laws; Organizational Documents.

The Company (a) has complied in all material respects with, and is in material compliance with, all laws applicable to it and its business, and (b) has all Permits used or necessary in the conduct of its business as presently conducted, other than such Permits that, if not obtained, could not reasonably be expected to have a Material Adverse Effect on the Company.  Such Permits are in full force and effect, the Company has not received notice of any material violations with respect to any thereof, and no material Proceeding is pending or, to the Company’s knowledge, threatened to revoke or limit any thereof.

3.5	Capitalization of the Company.

(a)          Immediately prior to the Closing, (i) the authorized capital stock of the Company consisted of the classes and amounts set forth on Schedule 3.5(a)(i), and (ii) the issued and outstanding capital stock of the Company (separated by class and series) was as set forth on Schedule 3.5(a)(ii).

(b)          Except as contemplated by the Transaction Documents or as set forth on Schedule 3.5(b) or as otherwise have been waived, there are no (i) outstanding warrants, options, rights, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of law, the Company’s Organizational Documents or any Contract to which the Company, or to the Company’s knowledge, any stockholder thereof, is a party.

3.6	Intellectual Property.

There is no pending or, to the Company’s knowledge, threatened, claim or litigation against it asserting that the Company infringes upon or otherwise violates any Intellectual Property Right of any Person (other than the Company or Buyers).  No Proceedings in which the Company alleges that any Person is infringing upon, or otherwise violating, any Intellectual Property Right owned by the Company are pending, and none have been served by, instituted or asserted by the Company, nor, to the Company’s knowledge, are any Proceedings threatened alleging any such violation or infringement.

3.7	Material Agreements.

To the Company’s knowledge, (a) there is no material breach or default by any party under any Contract to which the Company or any of its subsidiaries is a party that is material to the Company’s business, operations, assets, financial condition or operating results (each, a “Material Agreement”) and (b) each Material Agreement is in full force and effect, constitutes the valid and binding obligation of the respective parties thereto (assuming due execution by the parties other than the Company or its subsidiaries, as applicable), and is enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity.

3.8	Brokers.

On behalf of the Company, there is no agent, broker, investment banker, consultant, Person or firm that has acted on behalf, or under the authority of, the Company or, to the Company’s knowledge, any of its stockholders, or will be entitled to any fee or commission directly or indirectly from the Company or, to the Company’s knowledge, any of its stockholders, in connection with any of the transactions contemplated by this Agreement.

3.9	Financial Statements.

The Company has filed with the SEC its audited balance sheet as of December 31, 2013 (the “Statement Date”), and the audited statements of income and cash flows for the year ending on the Statement Date (together, the “Audited Financial Statements”) and the unaudited balance sheet and statements of income and cash flows for the nine-month period ended September 30, 2014 (the “Interim Financial Statements”).  The Audited Financial Statements, together with the notes thereto, have been prepared in accordance with GAAP, consistently applied throughout the periods indicated and present fairly, in all material respects, the financial condition and position and results of operation of the Company as of the Statement Date and for the period indicated.  The Interim Financial Statements present fairly, in all material respects, the financial condition and position and results of operations of the Company as of the date and for the period indicated, and have been prepared in accordance with GAAP, except for the absence of footnote disclosure and customary year-end adjustments.

3.10	No Consent or Approval Required.

No consent, approval or authorization of, or declaration to or filing with, any Person is required by the Company for the valid authorization, execution and delivery by the Company of the Transaction Documents or for the consummation of the transactions contemplated hereby or thereby, other than (a) those consents, approvals, authorizations, declarations or filings that have been obtained or made, as the case may be, and (b) filings pursuant to federal or state securities and any other applicable laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing, and which will be duly made in accordance with time periods under applicable laws) in connection with the sale of the Shares and the Warrants.

3.11	Changes.

Except as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 or Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 or as set forth on Schedule 3.11, since December 31, 2013, there has not been:

(a)          Any change in or effect on the assets, Liabilities, financial condition or operations of the Company from that reflected in the Interim Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect on the Company;

(b)          Any waiver by the Company of a material right of the Company or a material debt owed to the Company;

(c)          Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

(d)          Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current Liabilities incurred in the ordinary course of business;

(e)          Any sale, assignment, license or transfer of ownership of any Intellectual Property Rights, other than in the ordinary course of business;

(f)           Any change in any Material Agreement which has had or could reasonably be expected to have a Material Adverse Effect on the Company; or

(g)          Any other event or condition of any character that, either individually or cumulatively, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12	Absence of Undisclosed Liabilities.

The Company has no material Liabilities, except (a) to the extent reflected or reserved against on the balance sheet included in the Interim Financial Statements or disclosed in the Audited Financial Statements and (b) Liabilities arising in the ordinary course of business consistent with past practice since December 31, 2013.  There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5, or any successor thereto, issued by the Financial Accounting Standards Board) of or affecting the Company which are required to be disclosed or for which adequate provision was required to be made on the balance sheet included in the Interim Financial Statements or in the Audited Financial Statements which have not been disclosed or for which adequate provision has not been made on the balance sheet included in the Interim Financial Statements or in the Audited Financial Statements or in the notes thereto.

3.13	Insurance.

The Company maintains adequate insurance covering the risks of the Company, if any, of such types and in such amounts and with such deductibles as are customary for other companies engaged in similar lines of business.  All insurance held by the Company is in full force and effect and is issued by insurers of recognized responsibility.

3.14	Title to Assets, Properties and Rights.

The Company has good and marketable title (or a valid leasehold interest or license) to all of the assets (whether real, personal or mixed) reflected as being owned (or leased or licensed) by the Company on the balance sheet included in the Interim Financial Statements (except for those assets subsequently disposed of in the ordinary course of business for fair value), free and clear of all Liens, except for (a) those Liens set forth on Schedule 3.14; (b) Liens for current Taxes, assessments and other governmental charges not yet due and payable and for which adequate reserves have been established on the books of the Company; (c) easements, covenants, conditions and restrictions (whether or not of record) as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of the Company’s business as presently conducted; (d) any zoning or other governmentally established restrictions or encumbrances; (e) worker’s or unemployment compensation Liens arising in the ordinary course of business; (f) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the ordinary course of business securing amounts which are not delinquent; and (g) those Liens that do not, individually or cumulatively, have or could reasonably be expected to have a Material Adverse Effect on the Company.

3.15	Taxes.

The Company has timely filed all material tax returns that are required to be filed, and has paid all Taxes as shown on such returns and on all assessments received by it to the extent that such Taxes have become due, except to the extent the Company is contesting any such assessment in good faith.  All such returns were true and correct in all material respects. The Company has not received notice of any material tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax that has not yet expired.  None of the Company’s tax returns is currently being audited by governmental authorities, and no taxing authority has notified (or threatened) the Company, orally or in writing, that such taxing authority will or may audit any such return.  The Company has complied with all requirements of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations and any state, local or foreign law relating to the payment and withholding of Taxes relating to the Company, and to the Company’s knowledge, the Company has, within the time and in the manner prescribed by applicable law, paid over to the proper taxing authorities all amounts required to be so withheld and paid over relating to the Company. The charges, reserves and accruals on the books of the Company in respect of Taxes and other governmental charges are adequate.

3.16	Litigation and Other Proceedings.

There are no Proceedings pending or, to the Company’s knowledge, threatened against the Company, whether at law or in equity, whether civil or criminal in nature, that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

Each Buyer, severally and not jointly, represents and warrants to the Company as follows:

4.1	Experience; Accredited Investor Status.

It (a) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, (b) is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests, and (c) has the financial ability to bear the economic risk of its investment in the Company.

4.2	Company Information.

It has been provided access to all information regarding the business and financial condition of the Company, its expected plans for future business activities, material contracts, intellectual property, and the merits and risks of its purchase of the Shares and Warrants, which it has requested or otherwise needs to evaluate an investment in the Shares and the Warrants.  It has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  It has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment and all such questions have been answered to its satisfaction.

4.3	Investment.

It has not been formed solely for the purpose of making this investment and is acquiring the Shares and the Warrants for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof.  It understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or applicable state and other securities laws and are being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.

4.4	Transfer Restrictions.

It acknowledges and understands that (a) transfers of the Shares, the Warrants and the Warrant Shares are subject to transfer restrictions contained in the Transaction Documents and under the federal securities laws and (b) it must bear the economic risk of this investment for an indefinite period of time because the Shares, the Warrants and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

4.5	Brokers or Finders.

It has not retained any investment banker, broker or finder in connection with the purchase of the Shares or the Warrants.

4.6	Organization; Good Standing; Qualification and Power.

It is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, as applicable, has all requisite power and authority to own, lease and operate its assets and to carry on its business as presently being conducted, and is qualified to do business and in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on Buyer.

4.7	Authorization.

It has all requisite power and authority to execute and deliver the Transaction Documents and any and all instruments necessary or appropriate in order to effectuate fully the terms of each such agreement and all related transactions and to perform its obligations under each such agreement.  Each of the Transaction Documents has been duly authorized by all necessary corporate or limited liability company action, as applicable, of, and executed and delivered by, such Buyer.

4.8	No Consent or Approval Required.

No consent, approval or authorization of, or declaration to or filing with, any Person shall be required by such Buyer for the valid authorization, execution and delivery by such Buyer of the Transaction Documents or for the consummation of the transactions contemplated hereby or thereby other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

ARTICLE V.

OTHER AGREEMENTS

5.1	Reservation of Common Stock.

As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrants issued pursuant to Section 1.2.

5.2	Registration Rights.

The Company shall use its reasonable efforts to file a registration statement to register the Shares and the Warrant Shares for resale under the Securities Act and to cause such registration statement to become effective under the Securities Act prior to December 31, 2015.

ARTICLE VI.

MISCELLANEOUS

6.1	Expenses.

Each party will pay its own expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, any broker fees, expenses of financial advisors, financial sponsors, legal counsel or other advisors.

6.2	No Third Party Beneficiaries.

Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

6.3	Complete Agreement.

This Agreement, together with the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede any prior understandings, agreements or representations by or among such parties, written or oral, that may have related in any way to the purchase and sale of the Shares and the Warrants.

6.4	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  None of the parties hereto shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that the Company may assign or otherwise transfer all of its rights and obligations under this Agreement without the prior written consent of any Buyer to its successor in interest in connection with a sale of all or substantially all of its business or assets, whether by merger, sale of stock, sale of assets or otherwise.

6.5	Counterparts.

This Agreement may be executed in any number of counterparts, each such counterpart which shall be deemed to be an original instrument and all of which counterparts together shall constitute one instrument.

6.6	Press Releases and Public Announcements.

The parties will agree upon the timing and content of any initial press release, or other public communications relating to this Agreement and the transactions contemplated herein.

(a)          Except to the extent already disclosed in any initial press release or other public communication, no public announcement concerning the existence or the terms of this Agreement or concerning the transactions described herein shall be made, either directly or indirectly, by any of the parties hereto without such party first obtaining the approval of the other parties and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld; provided, however, that nothing in this Section 6.6(a) shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party’s disclosure obligations imposed by law.

(b)          The party desiring to make any such public announcement shall provide the other parties with a written copy of the proposed announcement in sufficient time prior to public release to allow such other parties to comment upon such announcement, prior to public release.

6.7	Notices.

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, via electronic mail, by facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the appropriate party at the address, email address or facsimile number, as applicable, set forth below (or at such other address for such party as shall be specified by like notice):

If to the Company, to:

4Licensing Corporation
767 Third Avenue
New York, New York 10017
Telephone:  (646) 822-4258
Facsimile:  (212) 754-5481
Email:  BFoster@4LicensingCorp.com
Attention:  Bruce R. Foster

With a copy to:

Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone:  (216) 586-7103
Facsimile:  (216) 579-0212
Email:  mjsolecki@jonesday.com
Attention:  Michael J. Solecki, Esq.

If to a Buyer, to the contact for such Buyer set forth on the signature page hereto.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by email or facsimile, (A) when delivered prior to 5:00 p.m. (New York time) on a Business Day or (B) if delivered after 5:00 p.m. on a Business Day or on a day that is not a Business Day, one Business Day after delivery, (iii) in the case of delivery by nationally recognized overnight courier, on the second Business Day following the date when sent, and (iv) in the case of mailing, on the fifth Business Day following such mailing.

6.8	Confidentiality.

Each Buyer shall, and shall cause its respective officers, directors, employees, agents, affiliates and its affiliate’s officers, directors, employees and agents, if any, to, hold confidential and not use in any manner detrimental to the Company all information they may have or obtain pursuant to their rights under this Agreement concerning the Company and its assets, business, operations, or prospects (collectively, “Confidential Information”); provided, however, that the foregoing shall not apply to (a) information that is or becomes generally available to the public other than as a result of the improper disclosure by any Buyer or any of its affiliates or its or its affiliates’ employees, agents, accountants, legal counsel or other representatives, (b) information that is or becomes available to any Buyer or any of its employees, agents, accountants, legal counsel, or other representatives on a nonconfidential basis prior to its disclosure by the Company or its employees, agents, accountants, legal counsel or other representatives, (c) information that is required to be disclosed by any Buyer or any of its affiliates or its or its affiliates’ employees, agents, accountants, legal counsel, or other representatives as a result of any applicable law, rule, or regulation of any governmental authority or stock exchange and (d) any information that is reasonably required to be disclosed by any Buyer in order to enforce its rights pursuant to this Agreement.

6.9	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

6.10	Amendments and Waivers.

This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by the Company and Buyers or, in the case of a waiver, the party or parties hereto waiving compliance.  No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or other exercise thereof hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party hereto may otherwise have at law or in equity.

6.11	Termination.

This Agreement may be terminated by a written instrument signed by the Company and Buyers.

6.12	Headings.

The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

6.13	Certain Definitions.

“$” or “dollar” means U.S. dollars.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Audited Financial Statements” has the meaning set forth in Section 3.9 of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buyers” has the meaning set forth in the preamble of this Agreement.

 “Closing” has the meaning set forth in Section 1.2(a) of this Agreement.

“Closing Date” has the meaning set forth in Section 1.2(a) of this Agreement.

 “Code” has the meaning set forth in Section 3.15 of this Agreement.

“Common Stock” means the shares of common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the preamble to this Agreement.

“Confidential Information” has the meaning set forth in Section 6.8 of this Agreement.

“Contract” means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order, instrument, permit, concession, franchise, license, commitment, contract, subcontract or other agreement, in each case, whether written or oral.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any domestic or foreign federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.

 “Intellectual Property Rights” means all of the following or their substantial equivalent or counterpart in any jurisdiction around the world: (i) patents, patent applications and invention and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names; (iii) copyrights, software, and source code and copyrightable works; (iv) registrations and applications for any registration for any of the foregoing; and (v) trade secrets, know-how, confidential information, inventions and discoveries.

“Interim Financial Statements” has the meaning set forth in Section 3.9 of this Agreement.

 “Liabilities” mean any liabilities or obligations, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, regardless of when asserted.

“Lien” means any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property, whether oral or written.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, operations, assets, condition (financial or otherwise) or operating results of such Person and its subsidiaries, if any, taken as a whole.

“Material Agreement” has the meanings set forth in Section 3.7 of this Agreement.

“Organizational Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.

 “Permits” means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

“Person” means and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

“Proceeding” means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator.

 “SEC” has the meaning set forth in Section 3.3 of this Agreement.

“Securities Act” has the meaning set forth in Section 1.3 of this Agreement.

“Shares” means an aggregate of 342,467 shares of Common Stock.

“Statement Date” has the meaning set forth in Section 3.9 of this Agreement.

 “Tax” as used in this Agreement, means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in clause (a) above as a result of being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable Law) of another entity or a member of an affiliated or combined group.

 “Transaction Documents” mean this Agreement and the Warrants.

 “Warrants” means Common Stock purchase warrants, in substantially the form attached as Exhibit A, and any warrant or warrants delivered in exchange or replacement therefor, to purchase an aggregate of 684,934 shares of Common Stock.

 “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

6.14	Incorporation of Schedules and Exhibits.

The schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

6.15	Rules of Construction.

The term “this Agreement” means this agreement together with all schedules and the exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  In this Agreement, the term “the Company’s knowledge” or “the knowledge of the Company” means the knowledge of each officer of the Company, which could have been acquired after making such reasonable due inquiry and exercising such reasonable diligence as a prudent business person could have made or exercised in the management of his or her business affairs, including reasonable due inquiry of those key employees and professionals of the Company who could reasonably be expected to have actual knowledge of the matters in question. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP.  The use in this Agreement of the term “including” means “including, without limitation.”  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement.  All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated.  The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.  The use herein of the masculine, feminine or neuter forms shall also denote the other forms, and words imparting the singular number only shall include the plural and vice versa, as in each case the context may require or permit.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

6.16	Severability.

In the event that any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect without such provision.  In such event, the parties hereto shall in good faith attempt to negotiate a substitute clause for any provision declared invalid or unenforceable, which substitute clause shall most nearly approximate the intent of the parties hereto in agreeing to such invalid provision, without itself being invalid.

6.17	Loss of Warrant.

Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of a Warrant, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Warrant (in case of mutilation), the Company will make and deliver to the applicable Buyer in lieu of such Warrant a new Warrant of like tenor.

{Signature pages follow.}

IN WITNESS WHEREOF, the Company and the Buyers have caused their duly authorized representatives to execute this Agreement as of the date first above written.

4LICENSING CORPORATION

By:	/s/ Bruce R. Foster
Name: Bruce R. Foster
Title: CEO

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Company and the Buyers have caused their duly authorized representatives to execute this Agreement as of the date first above written.

IRA-FBO ROGER H. GOODSPEED, PERSHING LLC AS CUSTODIAN

By:	/s/ Roger H. Goodspeed
Name:	Roger H. Goodspeed
Contact Information for Notice Purposes:

Mr. Roger H. Goodspeed
10 East 85th Street
Apartment 8C
New York, NY 10028
Phone: (212) 772-1087
(rhgdspd1@aol.com)

NESHAMA HOLDINGS CORP.

By:	/s/ Simon Fishman
Name:	Simon Fishman
Contact Information for Notice Purposes:

Neshama Holdings Corp.
325 Waterfront Drive 2 Floor Wickhams Cay
Road Town, Tortola
British Virgin Islands
Phone: (305) 933-4871
Attn: Director

[Signature Page to Purchase Agreement]

Exhibit A

Form of Warrant

See attached.